                                                                   EXHIBIT 10.36

                              EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this 12th day of February, 2001 (the "Effective Date"), by and between Gary J. Sbona ("Employee") and Accelerated Networks, Inc.. ("Employer"). In consideration of the covenants, representations and agreements set forth below, Employer and Employee hereby agree as follows:

     1. Employment of Employee. Employer hereby hires Employee pursuant to the Agreement between Regent Pacific Management Corporation dated February 12, 2001 (the "Regent Agreement"), and Employee hereby accepts such employment on the terms and conditions contained in this Agreement and the Regent Agreement.

     2. Term of the Agreement. The initial term of this Agreement (the "Term") shall commence upon the Effective Date and shall terminate 18 months thereafter (the "Termination Date"), unless sooner terminated as provided herein. Employer and Employee may, upon mutual agreement, elect to continue Employee's employment on an at-will basis (meaning that either Employee or Employer may terminate the employment relationship at any time with or without cause or notice), after the initial term of this Agreement. If the term of the Regent Agreement is extended in the future, the Termination Date of the Agreement will automatically extend to coincide with the amended term of the Regent Agreement, unless otherwise mutually agreed between Employer and Employee.

     3. Services to be Provided by Employee.

          3.1 Scope, Responsibilities and Duties. Employee agrees to provide services to Employer, generally in the field of corporate strategy, , so that Employer may have the benefit of the experience and knowledge possessed by Employee (the "Services"). It shall be the duty of Employee in rendering the Services to make such periodic reports to Employer as the directors of Employer may, from time to time, reasonably request.

          3.2. Non-exclusivity. Employee shall not be required to devote full time to the affairs of Employer. Subject to the provisions of Section 7 below, Employee may accept other employment and perform services for others.

     4. Compensation. Employee shall receive $1,000 per week in addition to any compensation received from Regent Pacific Management Corporation, for the Services to be provided hereunder..

     5. Expenses. Employer shall reimburse Employee for all reasonable and necessary business expenses pursuant to the Regent Agreement.

     6. Termination. Termination pursuant to this Section shall become effective immediately upon receipt by Employee of written notice from Employer of such termination.

          6.1 Termination by Incapacity or Disability of Employee. If Employee shall become unable to fully perform the Services in accordance with the terms of this Agreement due to incapacity, ill health or disability for a consecutive period of two months, the Employer may, at its option, terminate this Agreement.

          6.2 Death of Employee. Upon the death of Employee, this Agreement shall terminate without further obligation or liability on the part of Employer to Employee's estate.

          6.3 Termination of Regent Agreement. Employee's employment shall terminate upon termination of the Regent Agreement unless otherwise mutually agreed between Employer and Employee.

          6.4 Termination for Cause. Company may terminate Employee's employment for "cause", which shall mean a reasonable belief that Employee has engaged in any one of the following: (i) financial dishonesty, including, without limitation, misappropriation of funds or property, or any attempt by Employee to secure any personal profit related to the business or business opportunities of the Company without the informed, written approval of the Company's Board of Directors; (ii) refusal to comply with reasonable directives of the Company's Board of Directors; (iii) negligence or reckless or willful misconduct in the performance of Employee's duties; (iv) failure to perform, or continuing neglect in the performance of, duties assigned to Employee; (v) misconduct which has a materially adverse effect upon the Company's business or reputation; (vi) the conviction of, or plea of nolo contendre to, any felony or a misdemeanor involving dishonesty or fraud; (vii) the material breach of any provision of this agreement; or (viii) violation of Company policies including, without limitation, the Company's policies on equal employment opportunity and prohibition of unlawful harassment.

     7. Confidentiality and Trade Secrets. Employee acknowledges and agrees that during the Term of this Agreement, and during any continuing term of employment on at at-will basis he will become privy to important proprietary, confidential business information and trade secrets that are the exclusive property of Employer. This information includes, without limitation, business plans, marketing concepts, designs, proposals, product information, financial information, technology and costs, pricing information, customer lists, and key accounts, including their credit information and product wants and needs (the "Confidential Information"). This Confidential Information derives independent economic value, both actual and potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure and use. As Employer has always held the Confidential Information as proprietary, confidential trade secret information and has taken steps to insure that the Confidential Information is not disclosed outside of Accelerated Networks, Inc., the Confidential Information constitutes "trade secrets" under the Uniform Trade Secrets Act, California Civil Code Section 3426(d)(1). In light of the foregoing, Employee therefore agrees that: (1) he will not at any time, now or in the future, share, disseminate, disclose, discuss or use the Confidential Information in any way; and (2) upon termination of this Agreement, Employee will return to Employer all property, writings and/or documents in his possession or custody belonging to or relating to the affairs of Employer or any of its subsidiaries or affiliates, or comprising or relating to the Confidential Information.

     8. Ownership of Intellectual Property. Employee hereby acknowledges and agrees that any and all copyrightable works authored by Employee in connection with the performance of the Services, alone or with others, during the Term of this Agreement, and during any continuing term of employment on at at-will basis, shall be deemed to have been specially ordered or commissioned for use as either a contribution to a collective work, as a translation, as a supplementary work, as a compilation, or as an instructional text and, as such, shall be deemed to be "works for hire" under the United States copyright laws from the inception of creation of such works. In the event that any such works shall be deemed by a court of competent jurisdiction not to be a "work made for hire," this Agreement shall operate as an irrevocable assignment by Employee to Employer of all right, title and interest in and to such works, including without limitation, all worldwide copyright interests therein, in perpetuity. The fact that such copyrightable works are created by Employee outside of Employer's facilities or other than during Employee's working hours with Employer, shall not diminish Employer's rights with respect to such works which otherwise fall within this subsection. Employee agrees to execute and deliver to Employer such further instruments or documents as may be requested by Employer in order to effectuate the purposes of this subsection.

     9. Relationship of the Parties. Employee shall not be entitled to any vacation, retirement or health benefits or participation in any other employee benefit plan.

     10. Appointment as a Director. The Board of Directors of Employer (the "Board") has resolved to appoint Employee as a Class III Director. In this capacity, Employee will serve at the pleasure of the Board and pursuant to Employer's bylaws.

     11. Stock Options. Concurrently with the execution of this Agreement as an inducement to Employee to accept employment with Employer, Employee and Employer are executing and delivering an Option Certificate attached hereto as Exhibit A and a Stock Option Agreement (the ("Option Agreement") attached hereto as Exhibit B and incorporated herein by this reference, which grants to Employee the option to purchase three million eight hundred eighty thousand six hundred (3,880,600) shares of the Common Stock of Employer at an exercise price of $1.938. 323,383 of the shares subject to this option shall be earned and vested immediately on the Date of Grant and the remaining shares subject to this Option shall be earned and vested in eleven equal monthly installments upon each month of continued service by Employee to the Company after the Date of Grant and shall become exercisable pursuant to the exercise schedule contained in Exhibit
B. Should Employee's employment be terminated for cause, the Options will terminate immediately as to all unvested shares.

     12. Arbitration.

          12.1 Any dispute regarding any aspect of this Agreement or any act which would violate any provision in this Agreement (hereafter referred to as "arbitrable disputes" shall be resolved by an experienced arbitrator licensed to practice law in the State of California and selected in accordance with the rules of the American Arbitration Association, as the exclusive remedy for such dispute. Judgment on any award rendered by such arbitrator may be entered in any court having proper jurisdiction.

          12.2 Should Employee or Employer institute any legal action or administrative proceeding regarding any dispute or matter covered by this Section by any method other than said arbitration, the responding party shall be entitled to recover from the other party all damages, costs, expenses and attorney's fees incurred as a result of such action.

     13. Severability and Governing Law.

          13.1 Should any of the provisions in this Agreement be declared or be determined to be illegal or invalid, all remaining parts, terms or provisions shall be valid, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

          13.2 This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of California.

     14. Proper Construction.

          14.1 The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.

          14.2 As used in this Agreement, the term "or" shall be deemed to include the term "and/or" and the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

          14.3 The paragraph headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

     15. Entire Agreement. This Agreement is the entire agreement between Employee and Employer and fully supersedes any and all prior agreements or understandings between the parties pertaining to its subject matter.

     16. Notices. All notices, requests, demands and other communications called for or contemplated under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, on the date of transmission if sent by facsimile, on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, postage prepaid, and properly addressed as follows:

               If to Employer:         Accelerated Networks, Inc.
                                       301 Science Drive
                                       Moorpark, California 93021
                                       Attn: Steven Krausz

               If to Employee:         Gary J. Sbona
                                       c/o Regent Pacific Management Corporation
                                       425 California Street, Suite 1310
                                       San Francisco, CA  94104

     17. Amendments. This Agreement may not be amended, supplemented, canceled, or discharged except by written instrument executed by the parties hereto.

     18. Waivers. All waivers hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision of this Agreement by any other party shall be deemed a waiver of any other contemporaneous, preceding, or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.

     IN WITNESS WHEREOF, the parties hereto have hereby executed this Agreement as of the day and year first written above.

                                        ACCELERATED NETWORKS, INC.



/s/ Gary Sbona                          By: /s/ Steve Krausz
--------------------------------           -------------------------------------
Gary J. Sbona                           Its:  Board Member

                                   EXHIBIT A
                               OPTION CERTIFICATE

     THIS IS TO CERTIFY that Accelerated Networks, Inc., a Delaware corporation (the "COMPANY"), has granted to the employee of the Company named below a non-statutory stock option (the "OPTION") to purchase shares of the Company's Common Stock (the "SHARES"), and upon the terms and conditions determined by the Compensation Committee (the "COMMITTEE") of the Board of Directors of the Company (the "BOARD"), as follows:

               Name of Optionee:            Gary J. Sbona

               Address of Optionee:         c/o Accelerated Networks, Inc.
                                            301 Science Drive
                                            Moorpark, CA  3021

     Number of Shares: 3,880,600, provided, however, that 323,383 of the shares subject to this Option shall be earned and vested immediately on the Date of Grant and the remaining shares subject to this Option shall be earned over eleven (11) equal monthly installments upon the completion of each month of continued service by Optionee after the Date of Grant. However, if Regent Pacific Management Corporation's ("Regent Pacific") contract with the Company is terminated without cause during this eleven-month period, then the entire amount shall be considered earned upon termination.

               Option Exercise Price:       $ 1.938 per share

               Date of Grant:       March 2, 2001

               Option Expiration Date:      Five years from the Date of Grant.

     EXERCISE SCHEDULE: The shares earned, as described above, shall be exercisable upon vesting, provided, however, that such option shall fully vest
(i) upon the termination of Regent Pacific's contract by the Company without cause, (ii) the termination of Employee without cause or, (iii) upon a Change of Control Transaction.

A "Change of Control Transaction" shall mean (i) the consummation of a sale of all or substantially all of the assets of Company, or (ii) a merger of Company with or into another corporation in which the stockholders of Company immediately before the transaction do not own, directly or indirectly, a majority of Company or the surviving entity immediately following the transaction.

     OUTSIDE OF COMPANY'S 2000 STOCK INCENTIVE PLAN: The Option has been granted outside the Company's 2000 Stock Incentive Plan and is not subject to the terms thereof.

     SUMMARY OF OTHER TERMS: This Option is defined in the Stock Option Agreement (Non-Statutory Stock Option) (the "OPTION AGREEMENT") which is attached to this Option

Certificate (the "CERTIFICATE") as Exhibit B. This Certificate summarizes certain of the provisions of the Option Agreement for your information, but is not complete. Your rights are governed by the Option Agreement, not by this summary. The Company strongly suggests that you carefully review the full Option Agreement prior to signing this Certificate or exercising the Option.

     Among the terms of the Option Agreement are the following:

     TERMINATION OF EMPLOYMENT: While the Option terminates on the Option Expiration Date, it will terminate earlier if you cease to be employed by the Company or the direct or indirect subsidiary of the Company with whom you are employed. If your employment ends as the result of any of the circumstances described in the Exercise Schedule, above, the terms of that section shall apply. If your employment terminates due to disability, the Option terminates one year after the date of such termination, and is exercisable during such one-year period as to the portion of the Option which had vested prior to the date of termination (but in no event later than the Option Expiration Date). If your employment terminates due to death, the Option terminates eighteen (18) months after the date of such termination, and is exercisable during such eighteen-month period as to the portion of the Option which had vested prior to the date of termination (but in no event later than the Option Expiration Date). If your employment ends for cause, the Option will terminate immediately. In all other cases, including retirement, the Option terminates one year after the date of termination of employment, and is exercisable during such time period as to the portion of the Option which had vested prior to the date of termination of employment (but in no event later than the Option Expiration Date). See Section 5 of the attached Option Agreement.

     TRANSFER: The Option is personal to you, and cannot be sold, transferred, assigned or otherwise disposed of to any other person, except upon your death. See Section 12(d) of the attached Option Agreement.

     EXERCISE: You can exercise the Option (while it is exercisable), in whole or in part, by delivering to the Company a Notice of Exercise identical to Exhibit "A" attached to the Option Agreement, accompanied by payment of, or provision pursuant to the Option Agreement for the payment of, the Exercise Price for the Shares to be purchased. The Company may require you to submit certain written assurances to the Company with respect to your status as a stockholder. The Company will then issue a certificate to you for the Shares you have purchased. You are under no obligation to exercise the Option. See Section 4 of the attached Option Agreement.

     ADJUSTMENTS UPON RECAPITALIZATION: The Option contains provisions which affect your rights in the event of stock splits, stock dividends, mergers and other major corporate reorganizations. See Section 6 of the attached Option Agreement.

     WAIVER: By signing this Certificate, you will be agreeing to all of the terms of the Option Agreement, including those not summarized in this Certificate. You will waive your rights to options or stock which may otherwise have been promised to you. See
Section 7 of the attached Option Agreement.

     WITHHOLDING: The Company may require you to make any arrangements necessary to insure the proper withholding of any amount of tax, if any, required to be withheld by the Company as a result of the exercise of the Option. See Section 10 of the attached Option Agreement.

                                A G R E E M E N T

     Accelerated Networks, Inc., a Delaware corporation, and Optionee each hereby agrees to be bound by all of the terms and conditions of the Stock Option Agreement (Non-Statutory Stock Option) which is attached hereto as Exhibit B and incorporated herein by this reference as if set forth in full in this document.


DATED:
      -------------------------------

                                        ACCELERATED NETWORKS, INC.



                                        By: Steve Krausz
                                            ------------------------------------

                                        Its: Board Member


                                        OPTIONEE




                                        Name: /s/ Gary J. Sbona
                                              ----------------------------------


                                              Gary J. Sbona
                                        ----------------------------------------
                                        (Please print your name exactly as
                                        you wish it to appear on any stock
                                        certificates issued to you upon
                                        exercise of the Option)

                                    EXHIBIT B

                             STOCK OPTION AGREEMENT
                          (NON-STATUTORY STOCK OPTION)



     This STOCK OPTION AGREEMENT (this "OPTION AGREEMENT") is made and entered into on the execution date of the Option Certificate to which it is attached (the "CERTIFICATE"), by and between Accelerated Networks, Inc., a Delaware corporation (the "COMPANY"), and the employee of the Company named in the Certificate ("OPTIONEE").

     The Board of Directors of the Company (the "BOARD") has authorized the grant to Optionee of a non-statutory stock option to purchase shares of the Company's Common Stock, par value $0.001 per share (the "COMMON STOCK"), upon the terms and subject to the conditions set forth in this Option Agreement.

     The Company and Optionee agree as follows:

     1. GRANT OF OPTION.

          The Company hereby grants to Optionee the right and option (the "OPTION"), upon the terms and subject to the conditions set forth in this Option Agreement, to purchase all or any portion of that number of shares of the Common Stock (the "SHARES") set forth in the Certificate, at the Option exercise price set forth in the Certificate (the "EXERCISE PRICE").

     2. TERM OF OPTION.

          The Option shall terminate and expire on the Option Expiration Date set forth in the Certificate, unless sooner terminated as provided herein. In no event shall the Option be exercisable after the expiration of five years from the date it was granted.

     3. EXERCISE PERIOD.

          (a) Subject to the provisions of Sections 3(b) and 5 of this Option Agreement, the Option shall become exercisable (in whole or in part) upon and after the dates set forth or referred to under the caption "Exercise Schedule" in the Certificate. The installments shall be cumulative; i.e., the Option may be exercised, as to any or all Shares covered by an installment, at any time or times after the installment first becomes exercisable and until expiration or termination of the Option.

          (b) Notwithstanding anything to the contrary contained in this Option Agreement, the Option may not be exercised, in whole or in part, unless and until any then-applicable requirements of all federal, state and local laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel.

     4. EXERCISE OF OPTION.

          There is no obligation to exercise the Option, in whole or in part. The Option may be exercised, in whole or in part, only by delivery to the Company of:

          (a) written notice of exercise in form and substance identical to Exhibit "A" attached to this Option Agreement stating the number of shares of Common Stock then being purchased (the "PURCHASED SHARES");

          (b) the Exercise Price for each Purchased Share shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order). The Company will cooperate with any person who participates in a cashless exercise program of a broker or other agent under which all or part of the shares received upon exercise of the Option are sold through the broker or other agent or under which the broker or other agent makes a loan to such person. Notwithstanding the foregoing, the exercise of the Option shall not be deemed to occur and no shares of Common Stock will be issued by the Company upon exercise of the Option until the Company has received payment of the Exercise Price in full. The date of exercise of an Option shall be determined under procedures established by the Committee.

     5. TERMINATION OF EMPLOYMENT.

          (a) If Employee shall cease to be an employee of the Company, or any direct or indirect subsidiary of the Company, under any of the circumstances described in the Option Certificate under the caption "Exercise Schedule" then the terms of the Option Certificate shall control. To the extent unexercised pursuant to the Option Certificate, the Option shall terminate.


          (b) If, by reason of death or disability (a "SPECIAL TERMINATING EVENT"), Employee shall cease to be an employee the Company or any direct or indirect subsidiary of the Company, then Employee, Employee's executors or administrators or any person or persons acquiring the Option directly from Employee by bequest or inheritance, shall have the right to exercise the Option (i) in the event of Employee's disability, within twelve months following the date of such Special Terminating Event and (ii) in the event of Employee's death, within eighteen months following the date of such Special Terminating Event, but in each case of
(i) and (ii), on or prior to the Option Expiration Date. The Option may be exercised following a Special Terminating Event only to the extent exercisable at the date of the Special Terminating Event. To the extent unexercised at the end of the period referred to above, the Option shall terminate.

          (c) If Employee shall cease to be an employee of the Company, for any reason other than as described in (a) or (b) above or for cause, Employee shall have the right to exercise the Option at any time following such termination until the earliest to occur of (x) one year following the date of such termination and (y) the Option Expiration Date. The Option may be exercised following such termination only to the extent exercisable as of the date of the termination. To the extent unexercised at the end of the period referred to above, the Option shall terminate.

          (d) If Company terminates Employee for cause, the Option shall terminate immediately.

          (e) For purposes of this Option Agreement, "disability" shall mean total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). Employee shall not be considered permanently disabled unless he furnishes proof of such disability in such form and manner, and at such times, as the Committee may from time to time require.

     6. ADJUSTMENTS UPON RECAPITALIZATION.

          In the event of any change in the outstanding shares of the Common Stock or other securities then subject to this option by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to this Agreement are exchanged for or converted into cash, property or a different kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities (other than a regular cash divided) then, unless the terms of such transaction shall otherwise provide, such equitable adjustments shall be made by the Board, in the Option (including, without limitation, appropriate and proportionate adjustments to the number and type of shares or other securities or cash or other property that may be acquired pursuant to exercise of the Option); and any such adjustments made by the Board shall be final, binding and conclusive for any and all purposes.

     7. WAIVER OF RIGHTS TO PURCHASE STOCK.

     By signing this Option Agreement, Optionee acknowledges and agrees that neither the Company nor any other person or entity is under any obligation to sell or transfer to Optionee any option or equity security of the Company, other than the shares of Common Stock subject to the Option and any other right or option to purchase Common Stock which was previously granted in writing to Optionee by the Committee (or the Board). By signing this Option Agreement, Optionee specifically waives all rights which he or she may have had prior to the date of this Option Agreement (other than any other right or option to purchase Common Stock which was previously granted in writing to Optionee by the Committee or the Board) to receive any option or equity security of the Company.

     8. NO RIGHTS AS STOCKHOLDER.

          Except as provided in Section 6 of this Option Agreement, Optionee shall have no rights as a stockholder with respect to the Shares until the date of the issuance to Optionee of a stock certificate or stock certificates evidencing such Shares. Except as may be provided in Section 6 of this Option Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     9. MODIFICATION.

          The Committee (or the Board) may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option in substitution for, the Option (to the extent not previously exercised); provided, that a modification of the Option shall be effective only with the consent of the Optionee.

     10. WITHHOLDING.

          The Company shall be entitled to require as a condition of delivery of any Purchased Shares upon exercise of any Option that the Optionee agree to remit, at the time of such delivery or at such later date as the Company may determine, an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto, and Optionee agrees to take such other action required by the Company to satisfy such withholding requirements.


     11. CHARACTER OF OPTION.

          The Option is not intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

     12. GENERAL PROVISIONS.

          (a) FURTHER ASSURANCES. Optionee shall promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Option Agreement.

          (b) NOTICES. All notices, requests, demands and other communications under this Option Agreement shall be in writing and shall be given to the parties hereto as follows:

                             13.    If to the Company, to:
                                    Accelerated Networks, Inc.
                                    301 Science Drive
                                    Moorpark, CA  93021
                                    Attention:  Chief Financial Officer

                             14.    If to Optionee, to the address set
                                    forth in the records of the Company,

or at such other address or addresses as may have been furnished by such either party in writing to the other party hereto. Any such notice, request, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid; or (ii) if given by any other means, when delivered at the address specified in this subparagraph
(b).

          (c) TRANSFER OF RIGHTS UNDER THIS OPTION AGREEMENT. The Company may at any time transfer and assign its rights and delegate its obligations under this Option Agreement to any other person, corporation, firm or entity, including its employees, directors and stockholders, with or without consideration.

          (d) OPTION NON-TRANSFERABLE. Optionee may not sell, transfer, assign or otherwise dispose of the Option except by will or the laws of descent and distribution, and Options may be exercised during the lifetime of Optionee only by Optionee or by his or her guardian or legal representative.

          (e) MARKET STAND-OFF. In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value, or otherwise agree to engage in any of the foregoing transactions with respect to any shares of Common Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the "MARKET STAND-OFF"); provided, however, that in no event shall such period exceed 180 days.

          (f) SUCCESSORS AND ASSIGNS. Except to the extent specifically limited by the terms and provisions of this Option Agreement, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

          (g) GOVERNING LAW. THIS OPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED SOLELY WITHIN, THAT STATE.

          (h) MISCELLANEOUS. Titles and captions contained in this Option Agreement are inserted for convenience of reference only and do not constitute a part of this Option Agreement for any other purpose.

          The Signature Page to this Option Agreement consists of the last page of the Certificate.

                                   Exhibit "A"

                               NOTICE OF EXERCISE

                 (To be signed only upon exercise of the Option)


TO:     Accelerated Networks, Inc.

     The undersigned, the holder of the enclosed Stock Option Agreement (Non-Statutory Stock Option), hereby irrevocably elects to exercise the purchase rights represented by the Option and to purchase thereunder ______* shares of Common Stock Accelerated Networks, Inc. (the "COMPANY"), and herewith encloses payment of $__________ and/or _________ shares of the Company's Common Stock in full payment of the purchase price of such shares being purchased.

Dated:
      -------------------------------



                                      ------------------------------------------
                                      (Signature must conform in all respects to name of holder as specified on the face of the Option)

                                      ------------------------------------------
                                      (Please Print Name)

                                      ------------------------------------------
                                      (Address)

     * Insert here the number of shares called for on the face of the Option (or, in the case of a partial exercise, the number of shares being exercised), in either case without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Option, may be deliverable upon exercise.